As filed with the Securities and Exchange Commission on June   , 1995
                                                     Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                          The Warnaco Group, Inc.
          (Exact name of registrant as specified in its charter)

               Delaware                               95-4032739
     (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)              Identification No.)

                              90 Park Avenue
                         New York, New York 10016
       (Address of principal executive offices, including zip code)

               THE WARNACO GROUP, INC. EMPLOYEE SAVINGS PLAN
                         (Full title of the plan)

                       STANLEY P. SILVERSTEIN, ESQ.
               Vice President, General Counsel and Secretary
                          The Warnaco Group, Inc.
                              90 Park Avenue
                         New York, New York 10016
                  (Name and address of agent for service)
                              (212) 661-1300
       (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE


                                     Proposed
                                     Maximum        Proposed
                            Amount   Offering        Maximum         Amount of
Title of Securities         to be      Price        Aggregate     Registration
to be Registered         Registered  Per Share(1) Offering Price      Fee(1)

Class A Common Stock,
par value $0.01 per
share..................    150,000       $19.00     $2,850,000     $983


   (1) Pursuant to Rule 457(h)(1) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based on the reported average of the high and low prices for The Warnaco Group, Inc. Common Stock on the New York Stock Exchange on June 7, 1995.

       In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referenced above.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The registrant, The Warnaco Group, Inc. a Delaware corporation (the "Company" or the "Registrant"), incorporates by reference in this registration statement the following documents which have been filed with Securities and Exchange Commission:

         (a) The Company's Annual Report on Form 10-K for the year ended January 7, 1995.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 7, 1995.

         (c) The description of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, dated September 10, 1991 filed pursuant to Section 12(b) of the Exchange Act.

     All documents subsequently filed by the Company or by The Warnaco Group, Inc. Employee Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and be a part of this registration statement from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or supersedes for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interest of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which a director derived an improper personal benefit. The Company adopted an amendment to its certificate of incorporation, which eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL and reference is made to Article XII of the Company's Amended and Restated Certificate of Incorporation.

     Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgements, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The By-laws of the Company provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware law and reference is made to Article VIII of the By-laws of the Company.

     In addition, the Company maintains a directors' and officers' liability insurance policy and has entered into indemnification agreements with each of its executive officers and directors.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

        4.1 Amended and Restated Certificate of Incorporation of the Company. (Incorporated herein by reference to Exhibit 3.1 to the Company's quarterly report on Form 10-Q filed on August 11, 1993).

        4.2 By-Laws of the Company. (Incorporated herein by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, File no. 33-45877).

        5.1 Pursuant to Item 8 to Part II of Form S-8, an opinion of counsel as to the legality of the securities being registered is not required if such securities are other than original issuance securities.

        5.2     The Registrant undertakes that it will submit The
                Warnaco Group, Inc. Employee Savings Plan (the "Plan"), and all amendments thereto to the Internal Revenue Service (the "Service") in a timely manner and that it will make all changes required by the Service to issue a determination letter with respect to the Plan.

       23.1     Consent of Ernst & Young LLP, independent auditors.

       24.1 Powers of attorney (included on the signature page of this registration statement).

       99.1     Form of The Warnaco Group, Inc. Employee Savings
                Plan (to be filed by amendment).


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its nature is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 31, 1995.

                                        THE WARNACO GROUP, INC.


                                        By: /s/ LINDA J. WACHNER
                                           -------------------------
                                                Linda J. Wachner
                                           Chairman, President and
                                           Chief Executive Officer



                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda J. Wachner, William S. Finkelstein and Stanley P. Silverstein, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed by the following persons in the capacities and on the dates indicated.

          Signature                        Title                   Date
          ---------                        -----                   ----

     /s/ LINDA J. WACHNER        Chairman of the Board;        May 31, 1995
- ----------------------------     Director; President and
      Linda J. Wachner           Chief Executive Officer
                                 (Principal Executive Officer)


  /s/ WILLIAM S. FINKELSTEIN     Director; Senior Vice         May 31, 1995
- ----------------------------     President and Chief
   William S. Finkelstein        Financial Officer (Principal
                                 Financial and Accounting Officer)


 /s/ JOSEPH A. CALIFANO, JR.     Director                      May 31, 1995
- ----------------------------
   Joseph A. Califano, Jr.


      /s/ ANDREW G. GALEF        Director                      May 31, 1995
- ----------------------------
       Andrew G. Galef


    /s/ STEWART A. RESNICK       Director                      May 31, 1995
- ----------------------------
     Stewart A. Resnick


     /s/ ROBERT D. WALTER        Director                      May 31, 1995
- ----------------------------
      Robert D. Walter


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 6, 1995.


                                      THE WARNACO GROUP, INC.
                                        EMPLOYEES SAVINGS PLAN


                                      By STANLEY P. SILVERSTEIN
                                         --------------------------
                                         Stanley P. Silverstein
                                         (Member, Administration Committee)


                                 Form S-8
                          THE WARNACO GROUP, INC.
                           EMPLOYEE SAVINGS PLAN

                               EXHIBIT INDEX


  Exhibit                                                       Sequential
    No.                           Description                    Page No.
  -------                         -----------                   ----------

    4.1        -- Amended and Restated Certificate of               (1)
                  Incorporation of the Company,
                  (Incorporated herein by reference to
                  Exhibit 3.1 to the Company's quarterly
                  report on Form 10-Q filed on
                  August 11, 1993)

    4.2        -- By-laws of the Company, (Incorporated             (1)
                  herein by reference to Exhibit 3.2 to
                  the Company's Registration Statement
                  on Form S-1, File no. 33-45877).

    5.1        -- Pursuant to Item 8 to Part II of Form S-8,        (2)
                  an opinion of counsel as to the legality of the securities being registered is not required if such securities are other than original issuance securities.

    5.2        -- The Registrant undertakes that it will submit     (2)
                  The Warnaco Group, Inc. Employee Savings
                  Plan (the "Plan"), and all amendments
                  thereto to the Internal Revenue Service (the
                  "Service") in a timely manner and that it will make all changes required by the Service to issue a determination letter with respect to the Plan.

    23.1        -- Consent of Ernst & Young LLP, independent
                   auditors.

    24.1        -- Powers of attorney (included on the signature
                   page of this registration statement).

    99.1        -- Form of The Warnaco Group, Inc. Employee         (3)
                   Savings Plan.

- -----------------

    (1) Incorporated by reference.
    (2) Not applicable.
    (3) To be filed by amendment.